NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES REPORTS FIRST QUARTER 2020 RESULTS

•$32.9 million in cash and cash equivalents on the balance sheet
•$131.6 million in availability under ABL facility
•$301.0 million in sales, compared to $311.2 million in sales in Q1 2019
•Net income of $5.7 million
•GAAP diluted EPS of $0.31
•$17.8 million in earnings before interest, taxes, depreciation and amortization (“EBITDA”)

Houston, TX – May 8, 2020 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the first quarter ended March 31, 2020. The following are results for the three months ended March 31, 2020, compared to the three months ended March 31, 2019. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

First Quarter 2020 financial highlights:

•Sales decreased 3.3 percent to $301.0 million, compared to $311.2 million for the first quarter of 2019.
•Earnings per diluted share for the first quarter was $0.31 based upon 18.6 million diluted shares, compared to $0.40 per share in the first quarter of March 31, 2019, based on 18.4 million diluted shares.
•Earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter was $17.8 million compared to $21.1 million for the first quarter of 2019.
•Expanded ABL facility from $85 million to $135 million with no changes in pricing or terms.

David R. Little, Chairman and CEO commented, "These are unprecedented times and I want to thank each of our DXPeople for their efforts and commitment. DXP appreciates the help of all medical professionals and first responders in our various communities. Also, DXP appreciates the support of our DXP suppliers as we navigate our new normal together. As an ‘essential business’, we felt responsible to provide excellent service to our customers (who themselves were deemed as 'essential'). By providing products and services, we were assisting them in keeping the economy functioning during these difficult times. In terms of our priorities at DXP, our first priority was the health and safety of our DXPeople and supporting national efforts to stop the spread of the Coronavirus. We took immediate steps in the U.S.A, Canada and Dubai at our facilities by working in small teams and or through work rotations. We did this so that if we needed to quarantine one team, we could still continue to serve our customers. Additionally, we had our facilities deploy social distancing in the workplace, frequent hand washing and sanitizing, temperature testing, quarantines, and remote work habits in the situations and circumstances where we could. We strongly encouraged our employees to not just maintain some of these protocols at work but also while at home or outside of the workplace. Out of DXP’s 2,700 plus DXPeople, I am proud that we have had only two confirmed cases of coronavirus thus far. Our second priority has been to continue to provide exceptional service and support to our customers, as we support various industries that keep the wheels of the North America economy going. We are thankful that we had the opportunity to support and serve our customers and make a difference. During these times, DXPeople have done some amazing things for our customers to keep them safe and running as an ‘essential business’. The letters and emails that we have received showing appreciation and regards for our support, have been truly heart-warming. Our third priority has been to manage our balance sheet on expected lower near-term demand to remain strong and posed for an eventual recovery. I am very proud of how our DXP team has managed and balanced these priorities in what is an unprecedented and unique environment."

Mr. Little continued, "We executed well in this challenging environment. During the first quarter, we achieved $301.0 million in sales, including $5.2 million from acquisitions. Our improvement in diluted earnings per share from the fourth quarter speaks to our team’s execution and focus on continuous improvement. In terms of our business segments for the first quarter, sales were $182.6 million for Service Centers, $70.0 million for Innovative Pumping Solutions and $48.4 million for Supply Chain Services. We delivered on our financial results as the market adjusted to various shelter-in-place orders. DXP has a model that is characterized by high levels of MRO spend, low fixed costs, low capital expenditure requirements, and high levels of operating cash flow when the business cycles. For these reasons, and many others, we are highly confident in our ability to successfully navigate the situation. We believe our strong balance sheet and financial liquidity will allow us to continue making strategic investments in our business, where appropriate. Similar to the 2008, 2015 and 2016 business downturns, we believe our experienced management team positions us to best take advantage of a return to more normal business conditions in the future."

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Kent Yee, CFO commented, “The first quarter of 2020 financial results were great to see. Creating a safe haven while continuing to work has been our goal from the beginning, especially once deemed an ‘essential business'. As we adjusted to the impact of the Coronavirus, from a business standpoint, we quickly transitioned to focusing on maintaining the strength in our balance sheet by ensuring debt capacity and liquidity, driving efficiencies throughout the business, and ensuring our cash flow profile would perform in today’s environment. In March, we expanded our asset based loan facility to $135 million with no change to pricing or terms. At March 31st, we were undrawn and had $131.6 million in capacity. The ABL matures in August 2022 and our term loan matures in August 2023, therefore, we have no near term maturities. As of March 31, 2020, we had $32.9 million in cash and cash equivalents on the balance sheet. Our senior leverage was 2.2:1 with a covenant at the end of Q1 of 4.75:1."

Mr. Yee added, "DXP is well-positioned to support its customers, employees and suppliers. We will continue to take the steps to manage our business by tightening our expenses and capital spending and actively managing our balance sheet. We believe that we have ample flexibility to navigate through the uncertain times ahead. As a leading distributor to essential industries, DXP remains well positioned to support our customers, suppliers and communities during this extraordinary time, while continuing to build our capabilities and keeping our eyes on the future.”

Balance Sheet, Liquidity, Cash Flow and Financial Flexibility

Net debt, calculated as long-term debt, net of cash and cash equivalents, on our balance sheet as of March 31, 2020, was $211.0 million compared to $217.3 million at March 31, 2019. As of March 31, 2020, DXP has approximately $164.3 million in liquidity, consisting of $32.7 million in cash on hand and approximately $131.6 million in availability under our ABL facility. While we expect demand to trough in the second quarter, our flexible balance sheet, liquidity, and cash flow generation (that begins to pick up from Q2 through Q4), gives us tremendous confidence to successfully manage the impact of fluctuating and lower demand as a result of the various shelter-in-place orders and local decisions on when and how to open local economies.

Response to the Coronavirus Pandemic

Although the impact of COVID-19 on our Q1 results was limited, it progressively worsened toward quarter end as shelter in place orders took hold in the United States and Canada. In anticipation of the economic downturn and softer demand, we took decisive actions to align our cost structure with the current environment and protect our balance sheet.

The Company’s actions included:

•Emphasizing and implementing good hygiene protocol at all facilities
•Implementing a temporary hiring freeze, travel restrictions and wage freeze
•Expanding our $85 million ABL facility to $135 million
•Internal focus on cash management and monitoring likely areas of exposure

We will host a conference call regarding March 31, 2020 first quarter results on the Company’s website (www.dxpe.com) Friday, May 8, 2020 at 10 am CST. Web participants are encouraged to go to the Company’s website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The on-line archived replay will be available immediately after the conference call at www.dxpe.com.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Non-GAAP Financial Measures
DXP supplements reporting of net income with non-GAAP measurements, including EBITDA, adjusted EBITDA, free cash flow and net debt. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA and free cash flow referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information."

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives.

About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada, Mexico and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of the COVID-19 pandemic and the impact of low commodity prices of oil and gas; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, economic risks related to the impact of COVID-19, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ($ thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019

Sales	$300,983	$311,225
Cost of sales	216,998	227,025
Gross profit	83,985	84,200
Selling, general and administrative expenses	73,070	69,384
Operating income	10,915	14,816
Other expense (income), net	(834)	(33)
Interest expense	4,377	5,040
Income before income taxes	7,372	9,809
Provision for income taxes	1,724	2,622
Net income	5,648	7,187
Net (loss) income attributable to NCI*	(62)	(104)
Net income attributable to DXP Enterprises, Inc.	5,710	7,291
Preferred stock dividend	23	23
Net income attributable to common shareholders	$5,687	$7,268

Diluted earnings per share attributable to DXP Enterprises, Inc.	$0.31	$0.40

Weighted average common shares and common equivalent shares outstanding	18,553	18,406

*NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Business segment financial highlights:

•Service Centers’ revenue for the first quarter was $182.6 million, a decrease of 1.9 percent year-over-year with a 9.3 percent operating income margin.
•Innovative Pumping Solutions’ revenue for the third quarter was $70.0 million, a decrease of 6.3 percent year-over-year with a 14.9 percent operating income margin.
•Supply Chain Services’ revenue for the third quarter was $48.4 million, a decrease of 3.9 percent year-over-year with a 7.8 percent operating income margin.

SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended March 31,
Sales	2020	2019
Service Centers	$182,585	$186,179
Innovative Pumping Solutions	70,021	74,723
Supply Chain Services	48,377	50,323
Total DXP Sales	$300,983	$311,225

	Three Months Ended March 31,
Operating Income	2020	2019
Service Centers	$16,926	$18,980
Innovative Pumping Solutions	10,428	6,799
Supply Chain Services	3,755	4,086
Total segments operating income	$31,109	$29,865

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Reconciliation of Operating Income for Reportable Segments
($ thousands, unaudited)

	Three Months Ended March 31,
	2020	2019
Operating income for reportable segments	$31,109	$29,865
Adjustment for:
Amortization of intangibles	3,197	3,814
Corporate expenses	16,997	11,235
Total operating income	$10,915	$14,816
Interest expense	4,377	5,040
Other income, net	(834)	(33)
Income before income taxes	$7,372	$9,809

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of EBITDA and adjusted EBITDA, a non-GAAP financial measure, to income before taxes, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended March 31,
	2020	2019
Income before income taxes	$7,372	$9,809
Plus: interest expense	4,377	5,040
Plus: depreciation and amortization	6,025	6,206
EBITDA	$17,774	$21,055

Plus: NCI loss (gain) income before tax*	82	137
Plus: stock compensation expense	904	505
Adjusted EBITDA	$18,760	$21,697

* NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands, except per share amounts)

	As of
	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash	$32,730	$54,203
Restricted cash	124	124
Accounts receivable, net of allowances for doubtful accounts	194,061	187,116
Inventories	133,021	129,364
Costs and estimated profits in excess of billings	35,756	32,455
Prepaid expenses and other current assets	6,776	4,223
Federal income taxes receivable	840	996
Total current assets	$403,308	$408,481
Property and equipment, net	63,867	63,703
Goodwill	202,502	194,052
Other intangible assets, net of accumulated amortization	53,324	52,582
Operating lease right-of-use assets	65,268	66,191
Other long-term assets	3,422	3,211
Total assets	$791,691	$788,220

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$2,500	$2,500
Trade accounts payable	82,647	76,438
Accrued wages and benefits	18,387	23,412
Customer advances	5,830	3,408
Billings in excess of costs and estimated profits	4,535	11,871
Current-portion operating lease liabilities	15,926	17,603
Other current liabilities	14,727	12,939
Total current liabilities	$144,552	$148,171
Long-term debt, less unamortized debt issuance costs	235,263	235,419
Long-term operating lease liabilities	47,480	48,605
Other long-term liabilities	708	1,205
Deferred income taxes	11,468	9,872
Total long-term liabilities	$294,919	$295,101
Total Liabilities	$439,471	$443,272
Equity:
Total DXP Enterprises, Inc. equity	351,136	343,802
Non-controlling interest	1,084	1,146
Total Equity	$352,220	$344,948
Total liabilities and equity	$791,691	$788,220

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of free cash flow, a non-GAAP financial measure, to cash flow from operating activities, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended March 31,
	2020	2019

Net cash from (used in) operating activities	$(1,612)	$(5,310)
Less: purchases of property and equipment	3,235	2,312
Plus: proceeds from sales of property and equipment	—	29
Free cash flow	$(4,847)	$(7,593)